Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-158610, 333-151841, 333-135772, 333-48420, 333-89453, 333-50827, 333-50005) of H.B. Fuller Company of our report dated January 24, 2012 relating to the combined financial statements of Forbo Industrial Adhesives which appears in the current report on Form 8-K/A of H.B. Fuller Company dated May 18, 2012.

PricewaterhouseCoopers AG

/s/ Daniel Ketterer	/s/ Reto Tognina
Daniel Ketterer	Reto Tognina

Zurich

May 18, 2012